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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                              THERMO FIBERGEN INC.

                                 * * * * * * *


        FIRST:  The name of the corporation is:

                              Thermo Fibergen Inc.

        SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.
 The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the corporation is to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares, bonds or other securities issued by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or other securities of the United States or any state, district, territory, dependency or country or subdivision or municipality thereof, and while the owner thereof to exercise all the rights, powers, and privileges of ownership, including the right to vote on any shares or other securities so owned; to issue in exchange therefor shares, bonds or other securities of the Corporation; to promote, lend money to, and guarantee the notes, contracts or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any shares, bonds or other securities shall be held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such shares, bonds or other securities or the property of the Corporation; and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is three thousand (3,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to thirty dollars ($30.00) of capital stock.

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        FIFTH:  The name and mailing address of the sole incorporator is as follows:

NAME                    ADDRESS
- ----                    -------

Tina-marie DePaulis     81 Wyman Street
                        Waltham, MA 02254


        SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

        NAME                      MAILING ADDRESS

Steven J. Coleman       81 Wyman Street
                        Waltham, MA 02254

John N. Hatsopoulos     81 Wyman Street
                        Waltham, MA 02254

Yiannis Monovoukas      81 Wyman Street
                        Waltham, MA 02254

Jonathan W. Painter     81 Wyman Street
                        Waltham, MA 02254

William A. Rainville    81 Wyman Street
                        Waltham, MA 02254


        SEVENTH:  The corporation is to have perpetual existence.

        EIGHTH: The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

        NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

                (a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

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                (b) The Board of Directors shall have the power and authority:

                      (1) to make, alter or repeal by-laws of the corporation,
                subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                      (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                      (3) subject to any provision of the by-laws, to determine
                whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

        TENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

         ELEVENTH: The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the maximum extent permitted by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or otherwise; and no provision of this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

        The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a


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director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

        TWELFTH: To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the corporation's Certificate of Incorporation or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The limitation on liability provided by this Article applies to events occurring at the time a person serves as a director of the corporation whether or not such person is a director at the time of any proceeding in which liability is asserted.

        THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 9th day of February, 1996.




                                                /s/ Tina-marie DePaulis
                                                Tina-marie DePaulis

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *


        Thermo Fibergen Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

           RESOLVED, that the Certificate of Incorporation of Thermo Fibergen Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

           FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is twenty-five million (25,000,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to three hundred thousand dollars ($250,000.00) of capital stock.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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        IN WITNESS WHEREOF, said Thermo Fibergen Inc. has caused this certificate to be signed by Sandra L. Lambert, its Secretary, this 26th day of June, 1996.

                                               Thermo Fibergen Inc.

                                               By  /s/ Sandra L. Lambert
                                                   Sandra L. Lambert, Secretary


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